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                                  EXHIBIT 24.2

Certified copy of resolution of Board of Directors of Clayton Williams Energy, Inc. authorizing signature pursuant to Power of Attorney

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                                                                    EXHIBIT 24.2

                            CERTIFICATE OF RESOLUTION

       I, Mel G. Riggs, Secretary of Clayton Williams Energy, Inc., a Delaware corporation, do hereby certify that the Board of Directors of Clayton Williams Energy, Inc. duly adopted the following resolutions on March 20, 2001.

         WHEREAS, the directors and officers of the Company wish to execute and deliver a Power of Attorney to MEL G. RIGGS, and L. PAUL LATHAM, allowing Mr. Riggs and/or Mr. Latham, jointly or severally, to act on behalf of such directors and officers with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including without limitation the execution of the Form 10-K and all necessary and appropriate matters related thereto.

         NOW, THEREFORE BE IT RESOLVED, that the Directors and proper officers of this corporation be and they are hereby authorized and directed to execute and deliver a Power of Attorney to MEL G. RIGGS and L. PAUL LATHAM in the following:

                      KNOW ALL MEN BY THESE PRESENTS, the undersigned, being
                  Officers and Directors of Clayton Williams Energy, Inc. (the "Company"), a Delaware corporation, do hereby constitute and appoint Mel G. Riggs and L. Paul Latham, or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated which Mel G. Riggs and L. Paul Latham, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including specifically, but not limited to, the power and authority to sign such Form 10-K for us, or any of us, in our names in the capacities indicated, and any and all amendments thereto; and we do hereby ratify and confirm all that Mel G. Riggs and L. Paul Latham or either of them, shall do or cause to be done by virtue hereof.

              RESOLVED FURTHER, that the proper officers of this corporation be and they are hereby authorized and directed to take all such other actions, as they may deem advisable in order to carry out the intent and purposes of the foregoing resolution.

     IN WITNESS WHEREOF, I have hereunto set my hand on behalf of this corporation on this twentieth day of March, 2001.

                                                /s/ Mel G. Riggs
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                                                MEL G. RIGGS, Secretary